                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:


___ Preliminary information statement

_X_ Definitive information statement

___ Confidential, for use of the Commission only (as permitted by Rule 14c-5
    (d)(2))


                         MANUFACTURERS INVESTMENT TRUST
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

_X_ No fee required.

___ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

           (not applicable)

___ Fee paid previously with preliminary materials

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (not applicable)

[The Manufacturers Life Insurance Company of North America Letterhead - Variable
                                   Annuities]


February 22, 1999

Dear Contract Owner:

     Enclosed please find an Information Statement regarding the transfer of the subadvisory agreement for the Small Company Value portfolio (the "Portfolio") from Rosenberg Institutional Equity Management, L.P. ("Old RIEM") to AXA Rosenberg Investment Management LLC ("New RIEM").

     While this transaction is being treated as a change of control of Old RIEM, the transaction has not resulted in any change in the investment objective or policies of the Portfolio or the portfolio manager of the Portfolio nor has there been any material change in the other Old RIEM investment personnel servicing this Portfolio.


     Please note that we are not asking you for a proxy and you are requested not to send us a proxy. If you have further questions regarding the Information Statement please contact your investment representative, or you may call Manulife Financial at 1-800-344-1029 8:00 a.m. through 8:00 p.m. Eastern time on any business day.

Sincerely,

/s/THEODORE F. KILKUSKIE, JR.

Theodore F. Kilkuskie, Jr.
President

                         MANUFACTURERS INVESTMENT TRUST
               116 Huntington Avenue, Boston, Massachusetts 02116


                 INFORMATION STATEMENT TO SHAREHOLDERS REGARDING
                 ROSENBERG INSTITUTIONAL EQUITY MANAGEMENT, L.P.
                                FEBRUARY 22, 1999


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     On January 1, 1999, AXA Rosenberg Investment Management LLC ("New RIEM") succeeded to the business and affairs of Rosenberg Institutional Equity Management, L.P. ("Old RIEM"), the former subadviser to the Small Company Value portfolio (the "Portfolio") of Manufacturers Investment Trust (the "Trust") (the "Transaction").


     As a result of the Transaction, New RIEM has entered into a new subadvisory agreement with Manufacturers Securities Services, LLC ("MSS" or the "Adviser"), 73 Tremont Street, Boston, MA 02108, the adviser to the Trust. The new subadvisory agreement is on substantially identical terms to the subadvisory agreement between MSS and Old RIEM except as noted below. The Board of Trustees of the Trust approved the new subadvisory agreement at a meeting held on December 17, 1998. The Transaction has not resulted in any change in the portfolio managers for the Portfolio nor has there been any material change in the investment personnel servicing the Portfolio.

DESCRIPTION OF THE TRANSACTION

     Ownership of Old RIEM

     Old RIEM is a California limited partnership with three general partners. Its Managing General Partner is Barr Rosenberg and its other two general partners are Marlis S. Fritz and Kenneth Reid. Old RIEM also has a limited partner, Rosenberg Alpha, L.P. Under the terms of the Old RIEM's partnership agreement, Barr Rosenberg, as Managing General Partner, has full and exclusive charge and control of the management, conduct and operation of Old RIEM and its business in all matters and respects.

     Ownership of New RIEM


     New RIEM is a Delaware limited liability company which is 100% owned and controlled by AXA Rosenberg Group L.L.C., 4 Orinda Way, Suite 300E, Orinda, CA 94563, a Delaware limited liability company ("AXA Rosenberg").

     AXA Investment Managers S.A., 46, Avenue de la Grande Armee, 75017, Paris, France, a French societe anonyme ("AXA IM") will acquire an interest (the "AXA LLC Interest") in AXA Rosenberg that entitles AXA IM to a percentage of the profits earned by AXA Rosenberg for each investment advisory client. AXA IM is wholly owned by AXA UAP, S.A., 9, Place Vendome, 75001, Paris, France, a French societe anonyme.


     Structure of the Transaction



     On January 1, 1999 (the "Closing Date"), Old RIEM ceased to exist and was succeeded by New RIEM. In addition, on the Closing Date, the partners of Old RIEM (the "RIEM Partners") contributed all their interest in New RIEM and various related businesses to AXA Rosenberg in exchange for interests in AXA Rosenberg. Furthermore, AXA IM acquired from the RIEM Partners the AXA LLC Interest in AXA Rosenberg. The RIEM Partners continue to own the remaining economic interest in AXA Rosenberg. On the Closing Date, the RIEM Partners were paid an aggregate purchase price of $125 million for the AXA LLC Interest. In addition, AXA IM is required to pay the RIEM Partners substantial additional amounts (the "Additional Payments") in year 2000 through 2002 if the earnings of AXA Rosenberg meet or exceed certain thresholds set forth in the agreement for the Transaction. AXA IM also has the option (the "Option") to purchase from the RIEM Partners up to one-half of the interest in AXA Rosenberg that the RIEM Partners own as of the Closing Date. The Option is exercisable between year 2002 and 2008 at an exercise price based on the earnings attributable to the interest being purchased.

     As a condition of the Transaction, AXA IM will cause itself and its wholly owned subsidiaries to use commercially reasonable efforts to direct or work with AXA's affiliates in the AXA Group to facilitate the placing by such affiliates of an average of $2.5 billion of assets under discretionary management by AXA Rosenberg and its subsidiaries during the first five years after the Closing Date. AXA IM will, and will use its best reasonable efforts to cause its affiliates in the AXA Group to, utilize AXA Rosenberg as the exclusive quantitative equity investment management unit within AXA and its wholly-owned subsidiaries. AXA has undertaken to cause AXA IM to perform these obligations.

     Investment Personnel Providing Services to the Portfolio. Old RIEM has informed the Portfolio that New RIEM will continue to operate offices in Orinda, California with the same personnel providing services to the Portfolio as before the Closing Date. In particular, the same persons who were responsible at Old RIEM for design and maintenance of Old RIEM's portfolio system and the portfolio managers responsible for research and monitoring the Portfolio's characteristic performance against the relevant benchmark have continued to perform similar functions as officers or employees of New RIEM. The agreement for the Transaction required that the individual RIEM Partners and certain key personnel of Old RIEM, including those responsible for the design and maintenance of Old RIEM's portfolio system, enter into employment or consulting agreements (which included non-competition and/or non-solication and other customary provisions) with New RIEM and/or its affiliated companies providing assurance that investment management continuity is maintained.

APPROVAL OF NEW SUBADVISORY AGREEMENT


     Prior to January 1, 1999, Old RIEM was the subadviser to the Portfolio pursuant to a subadvisory agreement (the "Old Subadvisory Agreement") dated October 1, 1997 between Old REIM and MSS.

     As a result of the Transaction, which resulted in a termination of the Old Subadvisory Agreement, the Board of Trustees of the Trust approved a new subadvisory agreement between New RIEM and MSS effective as of the closing of the Transaction, January 1, 1999 (the "New Subadvisory Agreement"). Pursuant to an order the Trust has received from the Securities and Exchange Commission, shareholder approval of the New Subadvisory Agreement is not required. However, a condition of this order is that notice be sent to shareholders informing them of the new agreement. This Information Statement is being supplied to shareholders to fulfill that condition. This Information Statement will be mailed on or about February 22, 1999.


DESCRIPTION OF NEW AND OLD SUBADVISORY AGREEMENTS

     The New Subadvisory Agreement is substantially identical to the Old Subadvisory Agreement, differing only with respect to its effective date and certain of the provisions regarding shareholder approval of the agreement. The subadvisory fees payable under the New Subadvisory Agreement are the same as the fees paid under the Old Subadvisory Agreement.


     Under the terms of the Old Subadvisory Agreement and the New Subadvisory Agreement (collectively, the "Subadvisory Agreements"), New RIEM manages and Old RIEM managed the investment of the assets of the Portfolio, subject to the supervision of the Trust's Board of Trustees (New RIEM and Old RIEM will be referred to collectively as "RIEM"). RIEM formulates a continuous investment program for the Portfolio consistent with the Portfolio's investment objectives and policies. RIEM implements such programs by purchases and sales of securities and regularly report to the Adviser and the Trustees of the Trust with respect to the implementation of such programs. RIEM, at its expense, furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. RIEM also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Portfolio.

     As compensation for its services, the Adviser receives an advisory fee computed separately for each portfolio of the Trust. The fee for the Portfolio is stated as an annual percentage of the current value of the net assets of the Portfolio. The fee, which is accrued daily and payable monthly, is calculated for each day by multiplying the daily equivalent of the annual percentage prescribed for the Portfolio by the value of the net assets of the Portfolio at the close of business on the previous business day of the Trust. The Portfolio currently is obligated to pay the Adviser an advisory fee of 1.050%.

     As compensation for its services, RIEM receives a fee from the Adviser computed separately for the Portfolio. The fee for the Portfolio is stated as an annual percentage of the current value of the net assets of the Portfolio. The fee is calculated on the basis of the average of all valuations of net assets of the Portfolio made at the close of business on each business day of the Trust during the period for which such fees are paid. Once the average net assets of the Portfolio exceed specified amounts, the fee is reduced with respect to such excess. The following is a schedule of the management fees the Adviser was obligated to pay Old RIEM under the Old Subadvisory Agreement, and is currently is obligated to pay New RIEM under the New Subadvisory Agreement. THESE FEES ARE PAID BY THE ADVISER OUT OF THE ADVISORY FEE IT RECEIVES FOR THE PORTFOLIO AND ARE NOT ADDITIONAL CHARGES TO THE PORTFOLIO. THE TRANSACTION HAS NOT RESULTED IN ANY CHANGES IN THE RATE OF THESE FEES.

                                               BETWEEN         BETWEEN
                                FIRST      $50 MILLION AND  $200 MILLION AND   EXCESS OVER
PORTFOLIO                    $50 MILLION    $200 MILLION      $500 MILLION    $500 MILLION

Small Company Value Trust       .600%           .575%            .525%            .475%



     The Old Subadvisory Agreement required approval of the agreement as to the Portfolio by both

     * the Trustees of the Trust including a majority of Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of any parties to the agreements and o a majority of the outstanding voting securities of the Portfolio

     * The New Subadvisory Agreement requires only approval of the Trustees of the Trust including a majority of Trustees who are not interested persons of any parties to these agreements.

     The Subadvisory Agreements will continue in effect as to the Portfolio for a period no more than two years from the date of their execution only so long as such continuance is specifically approved at least annually either by (i) the Trustees or (ii) the vote of a majority of the outstanding voting securities of the Trust, provided that in either event such continuance shall also be approved by the vote of the majority of the Trustees who are not interested persons of any party to the Subadvisory Agreements. Trustee votes on investment advisory agreement approvals or renewals must be in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any continuance of the Subadvisory Agreements shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve such continuance, even if such continuance may not have been approved by a majority of the outstanding voting securities of any other portfolio of the Trust affected by the Subadvisory Agreement.


     If any required shareholder approval of the Subadvisory Agreement is not obtained, RIEM will continue to act as subadviser with respect to the Portfolio pending the required approval of the continuance of such Agreement, of a new contract with RIEM or different subadviser, or other definitive action.

     The Subadvisory Agreements may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the Subadvisory Agreements and to the Trust:


     *    by the Trustees of the Trust;
     * with respect to the Portfolio, by the vote of a majority of the outstanding voting securities of the Portfolio;
     *    by RIEM; or
     *    by the Adviser


The Subadvisory Agreements will automatically terminate in the event of their assignment.


     The Subadvisory Agreements may be amended by the Adviser and RIEM provided such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and a majority of the Trustees of the Trust who are not interested persons of the Trust cast in person at a meeting called for the purpose of voting on such approval. The Old Subadvisory Agreement, in addition, provided that any such amendment must be specifically approved by the vote of a majority of the outstanding voting securities of each of the portfolios of the Trust affected by the amendment. The required shareholder approval would have been effective with respect to any portfolio of the Trust if a majority of the outstanding voting securities of that portfolio voted to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio of the Trust affected by the amendment or (b) all the portfolios of the Trust.
Shareholder approval is not required for an amendment to the Subadvisory Agreement.

     The Subadvisory Agreements provide that RIEM will not be liable to the Trust or the Adviser for any losses resulting from any matters to which the agreement relates other than losses resulting from RIEM's willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, its duties.


BOARD OF TRUSTEE CONSIDERATIONS



     At its meeting duly held on December 17, 1998, the Board of Trustees, including a majority of the Trustees who are not interested persons of any party to the New Subadvisory Agreement, approved the New Subadvisory Agreement. In connection with this approval, the Board of Trustees determined that approval of the New Subadvisory Agreement is in the best interest of shareholders of the Portfolio and contractholders whose contract value is invested in shares of the Portfolio.

     In connection with the approval of the New Subadvisory Agreement, the Board considered, among other things, that the Transaction would not result in any material change in (i) the Portfolio's investment objective or policies, (ii) the investment management of the Portfolio or (iii) the investment personnel managing the Portfolio. Management of RIEM informed the Trustees that the Transaction is not expected to result in any such changes, although no assurance can be given that such changes will not occur.

     In evaluating the New Subadvisory Agreement, the Board took into account the fact that the New Subadvisory Agreement is substantially similar to the Old Subadvisory Agreement, differing only with respect to their effective dates and certain of the provisions regarding shareholder approval of the Subadvisory Agreements. The Board in approving the New Subadvisory Agreement, evaluated a number of factors, including, but not limited to, the nature and quality of the services to be provided by RIEM, the fees to be paid to RIEM and other comparable investment companies, and performance information regarding the Portfolio and other comparable investment companies. The Board was also given financial statements of RIEM. The Board was provided with an analysis of its fiduciary obligations in connection with such considerations. In considering the New Subadvisory Agreement, the Trustees discussed the information provided to them and their fiduciary obligations.

ADVISORY FEES PAID

     For the period October 1, 1997 (commencement of operations) to December 31, 1997, the Small Company Value Trust paid the Adviser $134,688 (1.050% of average net assets) for investment advisory fees of which $58,054 (.450% of average net assets) was retained by the Adviser after payment of the subadvisory fee.


SUBADVISORY FEES PAID


     For the period October 1, 1997 (commencement of operations) to December 31, 1997, the Adviser paid $76,634 (.600% of average net assets) for subadvisory fees to Old RIEM on behalf of the Small Company Value Trust.


PRIOR TRUSTEES APPROVAL OF THE OLD AGREEMENT

     The Old Subadvisory Agreement was approved by the Board of Trustees at a meeting held September 26, 1997 in connection with the organization of the Small Company Value Trust.

OWNERSHIP OF THE TRUST


     As of December 31, 1998, 100% of the Trust's shares were legally owned by four shareholders:


     * The Manufacturers Life Insurance Company of North America ("Manulife North America"), a Delaware stock life insurance company whose address is 116 Huntington Avenue, Boston, Massachusetts 02116. Manulife North America holds Trust shares attributable to variable annuity contracts in The Manufacturers Life Insurance Company of North America Separate Account A and Trust shares attributable to variable life contracts in The Manufacturers Life Insurance Company of North America Separate Account B, both of which are separate accounts registered under the 1940 Act, as well as in an unregistered separate account.

     * The Manufacturers Life Insurance Company of New York ("Manulife New York"), a wholly owned subsidiary of Manulife North America and a New York stock life insurance company whose address is 555 Theodore Fremd Avenue, Rye, New York 10580. Manulife New York holds Trust shares attributable to variable annuity contracts in The Manufacturers Life Insurance Company of New York Separate Account A and Trust shares attributable to variable life contracts in The Manufacturers Life Insurance Company of New York Separate Account B, both of which are separate accounts registered under the 1940 Act.

     * The Manufacturers Life Insurance Company of America ("Manufacturers America"), a stock life insurance company organized under the laws of Pennsylvania and redomesticated under the laws of Michigan whose address is 500 North Woodward Avenue, Bloomfield Hills, Michigan 48304. Manufacturers America holds Trust shares attributable to variable contracts in Separate Accounts One, Two, Three and Four of The Manufacturers Life Insurance Company of America, which are separate accounts registered under the 1940 Act.

     * The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA"), a stock life insurance company organized under the laws of Pennsylvania and redomesticated under the laws of Michigan whose address is 500 North Woodward Avenue, Bloomfield Hills, Michigan 48304. ManUSA holds Trust shares in several unregistered separate accounts.

     The ultimate controlling parent of Manulife North America, Manulife New York, Manufacturers America and ManUSA is The Manufacturers Life Insurance Company ("Manulife"), a Canadian mutual life insurance company whose principal address is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5.

     No Trustees or officers of the Trust, have any interest in any contract the reserves for which are invested in the Trust.

MANAGEMENT AND CONTROL OF NEW RIEM

     The management and control of New RIEM is described under "Description of the Transaction." The business address of New RIEM is Four Orinda Way, Suite 300E, Orinda, CA 94563.

     Pursuant to the limited liability company agreement of AXA Rosenberg (the "Governance Agreement"), the board of directors of AXA Rosenberg (the "Board of Directors") consists of ten members, five of whom are designated by the RIEM Partners and five of whom are designated by AXA IM. If the Board of Directors is deadlocked on an issue, the issue is referred to and resolved by the Board of Members. The Board of Members consists of two persons, one nominated by AXA IM and one nominated by the RIEM Partners. Deadlocks at the Board of Members generally will be resolved by the AXA nominee, except that certain issues cannot be resolved without the consent of the RIEM Partners or their nominee. Barr Rosenberg, Marlis Fritz, Jennie Paterson, Thomas Mead and Edward Lyman have been designated by the RIEM Partners as members of the Board of Directors of AXA Rosenberg and Nicolas Moreau, Ronald Gould, Herve Hatt, Kevin Dolan, and Jason Maude have been designated by AXA IM. Mr. Moreau serves as the chief executive officer of AXA Rosenberg.

     The names, titles and principal occupation of the current executive officers of New RIEM are as follows:


     ---------------------------------------------------------------------------
     NAME/ADDRESS                                    PRINCIPAL OCCUPATION
     ---------------------------------------------------------------------------

     Kenneth Reid                                    Chief Executive Officer
     AXA Rosenberg Investment Management, LLC
     4 Orinda Way, Building E
     Orinda, CA  94563

     William E. Ricks                                Chief Information Officer
     AXA Rosenberg Investment Management, LLC
     4 Orinda Way, Building E
     Orinda, CA  94563

     Cecilia M. Baron                                Director of Marketing
     AXA Rosenberg Investment Management, LLC
     4 Orinda Way, Building E
     Orinda, CA  94563

     The names, titles and principal occupation of the current Board of Directors of AXA Rosenberg which owns 100% of the shares of New RIEM are as follows:


     ---------------------------------------------------------------------------
     NAME/ADDRESS                     POSITION AND PRINCIPAL OCCUPATION
     ---------------------------------------------------------------------------

     Nicolas Moreau                   Member of the Board, AXA Rosenberg
     AXA Rosenberg Group LLC          Chief Executive Officer, AXA Rosenberg
     4 Orinda Way, Suite 300E
     Orinda, CA  94563

     Ronald Gould                     Member of the Board, AXA Rosenberg
     AXA Investment Managers          Managing Director, AXA IM
     60 Gracechurch Street
     London EC3V 0HR
     United Kingdom

     Herve Hatt                       Member of the Board, AXA Rosenberg
     AXA                              Senior Vice President, Asset
     23, Avenue Matignon              Management Activities, AXA
     75008 Paris
     France

     Kevin Dolan                      Member of the Board, AXA Rosenberg
     AXA Investment Managers          Managing Director, AXA IM
     46, Avenue de la Grande Armee
     75017 Paris
     France

     Jason Maude                      Member of the Board, AXA Rosenberg
     AXA Investment Managers          Head of Equity Research, AXA IM
     60 Gracechurch Street
     London EC3V 0HR
     United Kingdom

     Barr Rosenberg                   Chairman of the Board, AXA Rosenberg
     AXA Rosenberg Group LLC          Director, Barr Rosenberg Research Center
     4 Orinda Way, Suite 300E
     Orinda, CA  94563

     Marlis Fritz                     Vice Chairman of the Board and Global
     AXA Rosenberg Group LLC          Director, AXA Rosenberg
     4 Orinda Way, Suite 300E         Managing Director, AXA Rosenberg
     Orinda, CA  94563                Global Services LLC

     Jennie Paterson                  Member of the Board, AXA Rosenberg
     Management Europe                Managing Director, AXA Rosenberg
     AXA Rosenberg Investment         Investment Management Europe
     9A Devonshire Square
     London EC2M 4YL
     United Kingdom

     ---------------------------------------------------------------------------
     NAME/ADDRESS                     POSITION AND PRINCIPAL OCCUPATION
     ---------------------------------------------------------------------------

     Thomas Mead                      Member of the Board, AXA Rosenberg
     AXA Rosenberg Group LLC          Deputy Director, Barr Rosenberg
     4 Orinda Way,. Suite 300E        Research Center
     Orinda, CA  94563

     Edward H. Lyman                  Member of the Board, Director and Chief
     AXA Rosenberg Group LLC          Operating Officer, AXA Rosenberg
     4 Orinda Way, Suite 300E         Chief Executive Officer, AXA Rosenberg
     Orinda, CA  94563                Global Services LLC


BROKERAGE TRANSACTIONS


     Pursuant to the Subadvisory Agreements, RIEM is responsible for placing all orders for the purchase and sale of portfolio securities of the Portfolio. RIEM has no formula for the distribution of the Portfolio's brokerage business; rather they place orders for the purchase and sale of securities with the primary objective of obtaining the most favorable overall results for the Portfolio.

     Selection of Brokers or Dealers to Effect Trades. In selecting brokers or dealers to implement transactions, RIEM will give consideration to a number of factors, including:


*   price, dealer spread or commission, if any,
*   the reliability, integrity and financial condition of the broker-dealer,
*   size of the transaction, and
*   difficulty of execution.


     In selecting brokers and dealers, RIEM will also give consideration to the value and quality of any research, statistical, quotation or valuation services provided by the broker or dealer. In placing a purchase or sale order, RIEM may use a broker whose commission in effecting the transaction is higher than that of some other broker if RIEM determines in good faith that the amount of the higher commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either the particular transaction or RIEM's overall responsibilities with respect to the Portfolio and any other accounts managed by RIEM.

     To the extent research services are used by RIEM in rendering investment advice to the Portfolio, such services would tend to reduce RIEM's expenses. However, RIEM does not believe that an exact dollar value can be assigned to these services. Research services received by RIEM from brokers or dealers executing transactions for the Portfolio will be available also for the benefit of other portfolios managed by the RIEM.


     For the year ended December 31, 1997, the Trust for all portfolios paid brokerage commissions in connection with portfolio transactions of $14,209,750, of which $111,673 were paid in connection with the Portfolio.

OTHER INVESTMENT COMPANIES ADVISED BY NEW RIEM


     New RIEM acts as investment adviser to the following funds that have investment objectives and policies similar to the Small Company Value Trust.


                                                   INVESTMENT   SUB-ADVISORY
                                                    ADVISORY        FEE        NET ASSETS AS OF
         FUND (TRUST)     INVESTMENT OBJECTIVE        FEE                      DECEMBER 31, 1997
------------------------------------------------------------------------------------------------
U.S. Small              To seek total return          0.90%         N/A        $370,210,508.20
Capitalization Series   greater than that of the
(Barr Rosenberg         Russell 2000 Index.
 Series Trust)



     OTHER MATTERS


     The Trust will furnish, without charge, a copy of the Trust's annual report for the fiscal year ended December 31, 1997 and semi-annual report for the period ended June 30, 1998 to a shareholder upon request. To obtain a report, please contact the Trust by calling (800) 344-1029 or by writing to 116 Huntington Avenue, Boston, Massachusetts 02116, Attn: Kevin Hill.


     Manufacturers Securities Services, LLC ("MSS"), the adviser to the Trust, is located at 73 Tremont Street, Boston, Massachusetts 02108. The Trust does not have a principal underwriter or administrator since shares are sold only to insurance companies and their separate accounts as the underlying investment medium for variable contracts. However, MSS and an affiliated broker dealer serve as principal underwriter of certain contracts issued by affiliates of the Trust.

     The Trust is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

     The cost of the preparation, printing and distribution of this Information Statement is an expense of MSS.